Exhibit (a)(1)(B)
REPURCHASE NOTICE
TO SURRENDER
CADENCE DESIGN SYSTEMS, INC.
ZERO COUPON ZERO YIELD SENIOR
CONVERTIBLE NOTES DUE 2023
CUSIP Numbers: 127387AB4 and 127387AA6
Pursuant to the Company Notice
Dated July 16, 2008
     This Repurchase Notice relates to the repurchase of Zero Coupon Zero Yield Senior Convertible Notes due 2023 (the “Securities”) of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), at the option of the Holder thereof, pursuant to the terms and conditions specified in the Securities and as set forth in the Company Notice to Holders of Securities, dated July 16, 2008, and the Indenture, dated August 15, 2003 (the “Indenture”), by and between the Company and The Bank of New York Mellon Corporation (as successor trustee to J.P. Morgan Trust Company, National Association), as Trustee (the “Paying Agent”).
Your right to deliver your Repurchase Notice to have your Securities repurchased by the Company will expire at 5:00 p.m., New York City time, on Thursday August 14, 2008, which is the close of business on the Business Day preceding the Repurchase Date, August 15, 2008 (the “Repurchase Date”). Holders of the Securities (the “Holders”) must validly deliver a Repurchase Notice (and not have withdrawn such Repurchase Notice) no later than 5:00 p.m., New York City time, on August 14, 2008, in order to receive $1,002.50 per $1,000 principal amount of Securities (the “$1,000 principal amount”). Repurchase Notices may be withdrawn at any time at or before 5:00 p.m., New York City time, on August 14, 2008. Holders must also surrender a Security subject to a valid and timely Repurchase Notice to the Paying Agent before receiving any Repurchase Price with respect to that Security. HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL COPY OF THIS REPURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
     The Paying Agent is:

In Person or Overnight Mail:	By Registered or Certified Mail:

The Bank of New York Mellon Corporation	The Bank of New York Mellon Corporation
Corporate Trust Operations	Corporate Trust Operations
101 Barclay — 7 East	101 Barclay — 7 East
New York, NY 10286	New York, NY 10286
Attn: Mr. William Buckley	Attn: Mr. William Buckley
Tel: (212) 815-5788	Tel: (212) 815-5788
     The instructions accompanying this Repurchase Notice should be read carefully before this Repurchase Notice is completed.
     This Repurchase Notice can be used only if:
•	certificates representing the Securities are to be physically delivered to the Paying Agent, or

•	a surrender of the Securities is being made by book-entry transfer to the Paying Agent’s account at DTC through the DTC’s Automatic Tenders over the Participant Terminal System (“PTS”), subject to the terms and procedures of that system. Holders that surrender through DTC need not submit a physical Repurchase Notice to the Paying Agent if such Holders comply with the transmittal procedures of DTC.
     Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender such Securities should contact such registered Holder of the Securities promptly and instruct such registered Holder to surrender on behalf of the beneficial owner.
     Delivery of this Repurchase Notice and all other required documents to an address other than as set forth above does not constitute valid delivery to the Paying Agent. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent. The method of delivery of all documents, including certificates representing Securities, is at the risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this Repurchase Notice in the appropriate space provided therefore, with signature guarantee if required, and complete the substitute Form W-9 set forth below. See instructions 1, 2 and 12.

Ladies and Gentlemen:
     By execution of this Repurchase Notice, each signatory hereof (the “Undersigned”) represents that the Undersigned has received the Company Notice to Holders of Cadence Design Systems, Inc. Zero Coupon Zero Yield Senior Convertible Notes due 2023, dated July 16, 2008 (the “Company Notice”), of Cadence Design Systems, Inc., a Delaware corporation (the “Company”), which provides the notice to the holders (the “Holders”) required pursuant to the Indenture, dated August 15, 2003 (the “Indenture”), by and between the Company and The Bank of New York Mellon Corporation (as successor trustee to J.P. Morgan Trust Company, National Association), a national banking association organized and existing under the laws of the United States of America (the “Paying Agent”). This Repurchase Notice relates to the Company’s Zero Coupon Zero Yield Senior Convertible Notes due 2023 (the “Securities”), and the Holder’s right to surrender the Securities for repurchase by the Company for $1,002.50 per $1,000 principal amount of the Securities (the “Repurchase Price”), subject to the terms and conditions of the Indenture, the Securities and the Company Notice. Upon the terms and subject to the conditions set forth herein and the Indenture, and effective upon the acceptance for payment thereof, the Undersigned hereby irrevocably sells, assigns and transfers all right and title to the Company in and to the Securities surrendered hereby.
     The Undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the Undersigned (with full knowledge that the Paying Agent also acts as the agent of the Company) with respect to such Securities, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such Securities and all evidences of transfer and authenticity to, or transfer ownership of, such Securities on the account books maintained by the Depository Trust Company (“DTC”) to, or upon the order of, the Company, (2) present such Securities for transfer and cancellation on the books of the relevant security registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, all in accordance with the terms of and conditions to the Company Notice and the Indenture.
     The Undersigned hereby represents and warrants that:
     (a) the Undersigned owns the Securities surrendered hereby as contemplated by Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly surrender the Securities surrendered hereby;
     (b) when and to the extent the Company accepts such Securities for payment, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;
     (c) on request, the Undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the surrender of the Securities surrendered for repurchase hereby and accepted for payment; and
     (d) the Undersigned agrees to all of the terms of the Company Notice and this Repurchase Notice.
     The Undersigned understands that surrender of the Securities is not made in acceptable form until receipt by the Paying Agent of this Repurchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Company in its sole discretion (which may delegate power in whole or in part to the Paying Agent). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Securities for repurchase hereunder will be determined by the Company in its sole discretion (which may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding on all parties.
     The Undersigned understands that all Securities subject to a Repurchase Notice properly submitted and not withdrawn at or before 5:00 p.m., New York City time, on Thursday August 14, 2008 will be purchased at the Repurchase Price, in cash, upon the terms and conditions specified in the Indenture and the Securities and as set forth in the Company Notice. The Undersigned understands that acceptance of a Repurchase Notice by the Company for payment will constitute a binding agreement between the Undersigned and the Company upon the terms and subject to the conditions of the Indenture, the Company Notice and this Repurchase Notice. Holders must also surrender a Security subject to a valid and timely Repurchase Notice to the Paying Agent before receiving any Repurchase Price with respect to that Security.
     The check for the aggregate Repurchase Price for the Securities surrendered hereby and repurchased by the Company will be issued to the order of the Undersigned and mailed to the address indicated in the box entitled “Description of Securities Being Surrendered for Repurchase,” unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” herein. In the event that the boxes entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” are completed, the check will be issued in the name of, and the payment of the aggregate Repurchase Price will be mailed to, the address so indicated.
     All authority conferred or agreed to be conferred in this Repurchase Notice shall not be affected by and shall survive the death or incapacity of the Undersigned, and any obligations of the Undersigned under this Repurchase Notice shall be binding upon the heirs, personal representatives, successors and assigns of the Undersigned.
NOTE: SIGNATURES MUST BE PROVIDED
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF SECURITIES BEING SURRENDERED FOR REPURCHASE

Name(s) and Address(es) of Registered Holder(s)	Securities Surrendered for Repurchase
(Please fill in exactly as name(s) appear(s) on Securities)(1)	(Attach additional signed list, if necessary)

	Security Certificate Number(s)(2)	Principal Amount Represented by Securities	Principal Amount Surrendered for Repurchase(3)

Total Amount Surrendered for Repurchase

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Paying Agent’s record of registered Holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

(2)	Need not be completed if the Securities are being surrendered for repurchase by book-entry transfer.

(3)	If you desire to surrender for repurchase less than the entire principal amount evidenced by the Securities listed above, please indicate in this column the portion of the principal amount of such Securities that you wish to surrender for repurchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for repurchase.

METHOD OF DELIVERY
☐	CHECK HERE IF SECURITIES ARE BEING PHYSICALLY DELIVERED HEREWITH.

☐	CHECK HERE IF SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC, AND COMPLETE THE FOLLOWING:
Name of Surrendering Institution:
DTC Account Number:
Contact Person:
Address:
Telephone (with international dialing code):
Facsimile (with international dialing code):
Date Surrendered:
Transaction Code Number:

SPECIAL ISSUANCE
INSTRUCTIONS
(See Instructions 2, 4, 5 and 6)
To be completed ONLY if Securities not surrendered or not purchased and/or any check for the aggregate Repurchase Price of Securities purchased are to be issued in the name of and sent to someone other than the Undersigned, or if Securities surrendered by book-entry transfer that are not accepted for repurchase are to be credited to an account maintained at DTC other than the one designated above.
Issue Check and/or Securities to:
     Name:

(Please Print)
     Address:

(Include Zip Code)

(Taxpayer Identification Number or
Social Security Number)
     Credit unpurchased Securities by book-entry to DTC account number:

(DTC Account Number)

(Account Party)

SPECIAL DELIVERY
INSTRUCTIONS
(See Instructions 2, 4, 5 and 6)
To be completed ONLY if Securities not surrendered or not purchased and/or any check for the aggregate Repurchase Price of Securities purchased, issued in the name of the Undersigned, are to be sent to someone other than the Undersigned, or to the Undersigned at an address other than that indicated above.
Mail Check and/or Securities to:
     Name:

(Please Print)
     Address:

(Include Zip Code)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE
(See Instructions 1 and 5)
(Please Complete Substitute Form W-9)
Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Repurchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

Signature(s) of Holder(s)
Date:                                          , 2008
Name(s):

(Please Print)
Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):

(Taxpayer Identification Number(s) or Social Security Number(s))
Address(es):

(Include Zip Code)

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)
(See Instructions 2 and 5)
Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                                         , 2008

INSTRUCTIONS
Forming Part of the Terms and Conditions of this Repurchase Notice
     1. Delivery of Repurchase Notice and Securities. This Repurchase Notice can be used only if the Securities are to be delivered to the Paying Agent or a surrender of the Securities is being made by book-entry transfer to the Paying Agent’s account at DTC. Holders that surrender the Securities through DTC need not submit a physical Repurchase Notice to the Paying Agent if such Holders comply with the transmittal procedures of DTC. Securities or confirmation of the delivery of the Securities by book-entry transfer to the Paying Agent through DTC, together with a properly completed and duly executed Repurchase Notice or agent’s message and any other required documents, should be delivered to the Paying Agent at the appropriate address set forth on the first page of this Repurchase Notice. A properly completed and duly executed Repurchase Notice must be received by the Paying Agent no later than 5:00 p.m., New York City time, on Thursday, August 14, 2008. Holders must also surrender a Security subject to a valid and timely Repurchase Notice to the Paying Agent before receiving any Repurchase Price with respect to that Security. The term “agent’s message” means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the Undersigned agrees to be bound by this Repurchase Notice and that the Company may enforce this Repurchase Notice against the Undersigned. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent.
     The method of delivery of all documents, including the Securities, this Repurchase Notice and any other required documents, is at the election and risk of the surrendering Holder(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
     Each surrendering Holder, by execution of this Repurchase Notice, waives any right to receive any notice of the acceptance of his, her or its surrender.
     2. Guarantee of Signatures. No signature guarantee is required if either:
     (a) this Repurchase Notice is signed by the registered Holder(s) of the Securities (which term, for purposes of this Repurchase Notice, includes any participant in DTC whose name appears on a security position listing as the Holder of such Securities) surrendered with the Repurchase Notice, unless such Holder has completed the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” above; or
     (b) the Securities surrendered with this Repurchase Notice are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).
     In all other cases an Eligible Institution must guarantee the signatures on this Repurchase Notice. See Instruction 5.
     3. Inadequate Space. If the space provided in the box captioned “Description of Securities Being Surrendered for Repurchase” is inadequate, the Security certificate numbers, the principal amount represented by the Securities and the principal amount surrendered should be listed on a separate signed schedule and attached to this Repurchase Notice.
     4. Partial Surrenders and Unpurchased Securities. (Not applicable to Holders who surrender by book-entry transfer.) If less than all of the principal amount evidenced by the Securities is to be surrendered for repurchase, fill in the portion of the principal amount of such Securities which is to be surrendered for repurchase in the column entitled “Principal Amount Surrendered for Repurchase” in the box captioned “Description of Securities Being Surrendered for Repurchase.” In such case, a new certificate for the remainder of the Securities evidenced by the old certificate will be issued and sent to the registered Holder(s), unless otherwise specified in the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” in this Repurchase Notice, as promptly as practicable following the Repurchase Date; provided, however, that each Security purchased shall be in a principal amount of $1,000 or integral multiples thereof unless such requirement was waived in a previous tender offer for the

Securities. The full principal amount of Securities listed and delivered to the Paying Agent is deemed to have been surrendered unless otherwise indicated.
     5. Signatures on Repurchase Notice and Endorsements.
     (a) If this Repurchase Notice is signed by the registered Holder(s) of the Securities surrendered for repurchase hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Securities without any change whatsoever.
     (b) If the Securities are registered in the names of two or more joint Holders, each such Holder must sign this Repurchase Notice.
     (c) If any surrendered Securities are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Repurchase Notices as there are different registrations of Securities.
     (d) (Not applicable to Holders who surrender by book-entry transfer.) When this Repurchase Notice is signed by the registered Holder(s) of the Securities and transmitted hereby, no endorsements of Securities is required unless payment is to be made, or the Securities not surrendered or not purchased are to be issued, to a person other than the registered Holder(s). See Instruction 2. In such an event, signature(s) on such Securities must be guaranteed by an Eligible Institution. If this Repurchase Notice is signed by a person other than the registered Holder(s) of the Securities listed, the assignment form on the Securities must be completed and signed exactly as the name(s) of the registered Holder(s) appear on the Securities and signature(s) on such Securities must be guaranteed by an Eligible Institution. See Instruction 2.
     (e) If this Repurchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.
     6. Special Payment and Special Delivery Instructions. The surrendering Holder(s) signing this Repurchase Notice should indicate in the applicable box or boxes the name and address to which Securities for principal amounts not surrendered or checks for payment of the aggregate Repurchase Price are to be issued or sent, if different from the name(s) and address(es) of such Holder(s). In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, Securities not surrendered will be returned to the Holder(s). Any Holder(s) surrendering by book-entry transfer may request that Securities not surrendered be credited to such account at DTC as such Holder(s) may designate under the caption “Special Issuance Instructions.” If no such instructions are given, any such Securities not surrendered will be returned by crediting the account at DTC designated above.
     7. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Securities and its determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all surrenders of Securities it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Security. No surrender of Securities will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as the Company shall determine. The Company’s interpretation of the terms of the Repurchase Notice (including these instructions) will be final and binding on all parties. None of the Company, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Securities and none of them will incur any liability for failure to give such notice.
     8. Mutilated, Lost, Stolen or Destroyed Certificates for Securities. Any Holder(s) whose certificates for Securities have been mutilated, lost, stolen or destroyed should write to or telephone the Paying Agent at the address or telephone number set forth on the front cover page of this Repurchase Notice.

     The Holder will then be instructed by the Paying Agent as to the steps that must be taken in order to replace the certificates. This Repurchase Notice and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.
     9. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Paying Agent and additional copies of the Company Notice and this Repurchase Notice may also be obtained from the Paying Agent.
     10. Withdrawal Rights. You may withdraw a previously delivered Repurchase Notice at any time until 5:00 p.m., New York City time, on August 14, 2008. See Section 4 of the Company Notice for a more detailed description of withdrawal rights.
     11. Transfer Taxes. If payment of the Repurchase Price is to be made to, or if the Securities not surrendered or purchased are to be registered in the name of, any persons other than the registered Holder(s), or if surrendered Securities are registered in the name of any person other than the person(s) signing this Repurchase Notice, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Repurchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.
     12. Taxpayer Identification Number. Each Holder surrendering the Securities is required to provide the Paying Agent with the Holder’s correct taxpayer identification number (“TIN”), generally the Holder’s Social Security or federal employer identification number, and certain other information, on Substitute Form W-9, which is provided below, or, alternatively, to establish another basis for exemption from backup withholding. Additionally, a Holder must cross out item (2) in the Certification box on Substitute Form W-9 if the Holder is subject to backup withholding. Failure to provide the information on the form may subject the Holder to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on the payments made to the Holder or to the payee with respect to Securities purchased pursuant to the Company Notice. The box in Part 3 of the form should be checked if the Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN. If a Holder complies with these requirements, the payment will not be subject to backup withholding if the TIN is provided to the Paying Agent by the time payment is made. The Paying Agent will withhold 28% on all payments of the Repurchase Price if a TIN is not provided to the Paying Agent by the time payment is made. If this applies, the Holder must complete the “Certificate of Awaiting Taxpayer Identification Number.”
     Certain Holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt Holders should indicate their exempt status on the Substitute Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Paying Agent a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to that Holder’s exempt status, or other applicable IRS Form W-8 (including IRS Form W-8IMY or W-8ECI). The applicable Form W-8 can be obtained from the Paying Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.
     If backup withholding applies, the Paying Agent is required to withhold 28% of any Repurchase Price payments made to the Holder or to the payee. Backup withholding is not an additional federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS. The Paying Agent cannot refund amounts withheld by reason of backup withholding.